UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Natixis ETF Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Boylston Street

Boston, MA 02116

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Natixis Seeyond International Minimum Volatility ETF	NYSE Arca, Inc.	81-2940254

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-210156

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Natixis Seeyond International Minimum Volatility ETF, the initial series of Natixis ETF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-210156; 811-23146) filed on October 20, 2016, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Agreement and Declaration of Trust dated July 19, 2011 is included as Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-210156; 811-23146), as filed with the Securities and Exchange Commission on March 14, 2016.

2. The Trust’s By-Laws dated July 19, 2011 is included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-210156; 811-23146), as filed with the Securities and Exchange Commission on March 14, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 25th day of October, 2016.

Natixis ETF Trust

By:	/s/ David L. Giunta
Name: Title:	David L. Giunta President and Chief Executive Officer